UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2021

NIGHTFOOD HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55406	46-3885019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 White Plains Road – Suite 500

Tarrytown, New York 10591

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 888-6444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01	Entry Into A Material Agreement.

As of June 2, 2021, Nightfood Holdings, Inc. (the “Company”) closed on the sale of an additional 150 shares (the “Shares”) of its recently designated Series B Preferred Stock (the “B Preferred”), to an accredited investor for gross proceeds of $150,000 in an offering (the “Offering”) exempt from registration under Rule 506(b) under the Securities Act of 1933, as amended (the “Act”). With the Shares, the Company has sold in the Offering an aggregate of 3,150 shares of B Preferred for aggregate gross proceeds of $3,150,000. The purchase of the Shares was pursuant to a Subscription Agreement as between the Company and the investor (the “Subscription Agreement”).

The Company paid fees of $12,000 to Spencer Clarke, LLC (“SC”), its placement agent in the Offering, pursuant to the terms of the Letter of Engagement between the Company and SC dated February 2, 2021 (the “Letter of Engagement”). The Company received $138,000 of the proceeds from the sale of the Shares which will be used as working capital.

The purchaser of the Shares was granted certain “piggy-back” registration rights in the event the Company files a new registration statement to sell its shares under the Act.

The B Preferred consists of 5,000 authorized shares. Each share of B Preferred has a liquidation preference of $1,000 and has no voting rights except as to matters pertaining to the rights and privileges of the B Preferred. Each share of B Preferred is convertible at the option of the holder thereof into (i) 5,000 shares of the Company’s common stock (one share for each $0.20 of liquidation preference) (the “Conversion Shares”) and (ii) 5,000 common stock purchase warrants expiring April 16, 2026 (the “Warrants”). The Warrants have an exercise price of $0.30 per share. The Certificate of Designation of the B Preferred filed on April 19, 2021 (the “Certificate”) provides that both the number of Conversion Shares and the Warrants adjust for stock splits, reorganizations and the like and the Warrants provide for proportional adjustments in the event of certain dilutive issuances with certain issuances excluded from any adjustment. The Certificate also provides that commencing June 30, 2021 and for so long as 2,000 shares of B Preferred are outstanding, the holders of the B Preferred, voting as a class, shall be entitled to elect one member of the Company’s board of directors.

The foregoing is a brief description of the terms of the B Preferred, the Certificate, the Warrants, the Subscription Agreement and the Letter of Engagement, and is qualified in its entirety by reference to the full text of the Certificate, the Warrants, the Subscription Agreement and the Letter of Engagement, copies of which are included as Exhibits 3.1, 10.1, 10.2 and 10.4, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 23, 2021, and which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 8, 2021

NIGHTFOOD HOLDINGS, INC.

By:	/s/ Sean Folkson
Name:	Sean Folkson
Title:	Chief Executive Officer